EXHIBIT 99.1
GoPro Announces First Quarter 2020 Results
Revenue of $119 Million In-Line with Preliminary Results Shared on April 15
GoPro.com Percentage of Revenue Increases; Direct-to-Consumer Transition is Underway

SAN MATEO, Calif., May 7, 2020 - GoPro, Inc. (NASDAQ: GPRO) today announced financial results for its first quarter ended March 31, 2020.
“We’ve taken decisive action to transition into a more efficient and profitable direct-to-consumer business,” said GoPro founder and CEO, Nicholas Woodman. “This benefits GoPro with a substantially reduced operating expense model, improved gross margin and a significantly lower threshold to profitability.”
GoPro Q1 2020 Financial Results

•	Revenue for Q1 2020 was $119 million, in-line with the preliminary results published on April 15, and down from $243 million for the same prior year period.

•	GAAP gross margin for Q1 2020 was 32.2%, slightly down from 33.1% year-over-year. Non-GAAP gross margin for Q1 2020 was 34.2%, flat from the prior year.

•	Q1 2020 GAAP net loss was $64 million, or $0.43 per share. Non-GAAP net loss was $50 million, or $0.34 per share.

•
Q1 2020 GAAP operating expenses of $95 million decreased 6% year-over-year. Q1 2020 non-GAAP operating expenses were $87 million, down 4% year-over-year. GAAP and non-GAAP operating expenses were at their lowest levels since 2014.

•	Adjusted EBITDA for the first quarter of 2020 was negative $41 million, compared to negative $1 million in the same period a year ago.

•	Cash and investments totaled $125 million at the end of Q1 2020.
Recent GoPro Highlights

•	GoPro.com represented a record percentage of revenue in Q1 2020 at 17%, up from 11% in Q1 2019.

•	Cameras with retail prices above $300 represented nearly 90% of Q1 2020 revenue, continuing a trend of consumers moving to our high-end cameras.

•	GoPro’s Plus subscription service ended Q1 2020 with 355,000 paid subscribers, up 14% sequentially and up 69% year-over-year.

•	Social followers increased by more than 1.3 million across all channels in Q1 2020 to more than 44 million, driven primarily by increases on Instagram, TiKTok and YouTube.

•	Organic viewership of GoPro content grew more than 40% both sequentially and year-over-year to a record quarterly high of 243 million organic, non-paid views in Q1 2020.

•	On April 15, GoPro announced Aimée Lapic, former Pandora and Banana Republic Chief Marketing Officer, as its Chief Digital Officer to lead direct-to-consumer growth initiatives.

“While our business slowed due to COVID-19, consumers have continued to purchase GoPro cameras at substantial levels during the pandemic, and since early April we’ve seen sell-through trend in a positive direction,” said Brian McGee, GoPro CFO and COO. “Operationally we are performing well during a difficult period and we are extremely proud of our team’s dedication. We expect our shift to a more consumer-direct model allows us to succeed both during the pandemic and in the long-term.”

Results Summary:

	Three months ended March 31,
($ in thousands, except per share amounts)	2020	2019	% Change
Revenue	$119,400	$242,708	(50.8)%
Gross margin
GAAP	32.2%	33.1%	(90) bps
Non-GAAP	34.2%	34.2%	—
Operating loss
GAAP	$(56,114)	$(20,288)	176.6%
Non-GAAP	$(46,654)	$(8,118)	474.7%
Net loss
GAAP	$(63,528)	$(24,365)	160.7%
Non-GAAP	$(49,613)	$(10,171)	387.8%
Diluted net loss per share
GAAP	$(0.43)	$(0.17)	152.9%
Non-GAAP	$(0.34)	$(0.07)	385.7%
Adjusted EBITDA	$(41,356)	$(1,035)	3,895.7%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Financials” section of its Investor Relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial toll free (800) 458-4121 or (720) 543-0206, access code 3327779, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world celebrate and share itself in immersive and exciting ways.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, other income (expense), tax expense, net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to planned growth and increased profitability in 2020 and beyond. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our ability to effectively manage late stage production delay, the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets, and may not result in the expected improvement in our profitability; our ability to continue to focus on expense management; the fact that our plan to profitability depends in part on further penetrating our addressable market, and we may not be successful in doing so; the risk that growing our direct to consumer business while reducing our reliance on our other sales channels could impact profitability; the impact of the COVID-19 pandemic and its effect on the United states and global economies and our business in particular; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, including managing our sales channel and inventory, and accurately forecasting future sales; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced due to retail closures related to COVID-19; the fact that we plan to transition from some distributors and retailers as we shift our sales strategy to focus on our direct-to-consumer channel, and that transition may result in reduced revenue and profitability; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products and our reliance on third party logistics partners to deliver without interruption; our dependence on sales of our cameras, mounts and accessories, and subscription services for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products); the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, as well as fluctuations in currency exchange rates, may adversely affect consumer discretionary spending; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the effects of transferring most U.S.-bound production out of China and our ability to manufacture in Mexico; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; the risk that the e-commerce technology systems that give consumers the ability to shop online do not function effectively; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission (SEC), and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2020	2019
Revenue	$119,400	$242,708
Cost of revenue	80,973	162,361
Gross profit	38,427	80,347

Operating expenses:
Research and development	32,281	37,464
Sales and marketing	43,502	47,290
General and administrative	18,758	15,881
Total operating expenses	94,541	100,635
Operating loss	(56,114)	(20,288)
Other income (expense):
Interest expense	(4,843)	(4,527)
Other income (expense), net	(172)	828
Total other expense, net	(5,015)	(3,699)
Loss before income taxes	(61,129)	(23,987)
Income tax expense	2,399	378
Net loss	$(63,528)	$(24,365)

Basic and diluted net loss per share	$(0.43)	$(0.17)

Weighted-average number of shares outstanding, basic and diluted	147,560	142,601

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$117,435	$150,301
Marketable securities	7,495	14,847
Accounts receivable, net	50,991	200,634
Inventory	172,022	144,236
Prepaid expenses and other current assets	24,942	25,958
Total current assets	372,885	535,976
Property and equipment, net	33,670	36,539
Operating lease right-of-use assets	51,086	53,121
Intangible assets, net and goodwill	150,384	151,706
Other long-term assets	15,013	15,461
Total assets	$623,038	$792,803

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,776	$160,695
Accrued expenses and other current liabilities	97,543	141,790
Short-term operating lease liabilities	8,871	9,099
Deferred revenue	14,421	15,467
Short-term debt	30,000	—
Total current liabilities	214,611	327,051
Long-term debt	151,392	148,810
Long-term operating lease liabilities	60,351	62,961
Other long-term liabilities	19,186	20,452
Total liabilities	445,540	559,274

Stockholders’ equity:
Common stock and additional paid-in capital	938,372	930,875
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(647,261)	(583,733)
Total stockholders’ equity	177,498	233,529
Total liabilities and stockholders’ equity	$623,038	$792,803

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2020	2019
Operating activities:
Net loss	$(63,528)	$(24,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,983	6,850
Non-cash operating lease cost	2,035	2,626
Stock-based compensation	7,637	9,785
Deferred income taxes	6	(38)
Non-cash restructuring charges	—	(201)
Non-cash interest expense	2,373	2,142
Other	672	(329)
Net changes in operating assets and liabilities	(23,462)	(61,454)
Net cash used in operating activities	(68,284)	(64,984)

Investing activities:
Purchases of property and equipment, net	(795)	(724)
Purchases of marketable securities	—	(6,948)
Maturities of marketable securities	7,330	4,400
Sale of marketable securities	—	1,889
Asset acquisition	(438)	—
Net cash provided by (used in) investing activities	6,097	(1,383)

Financing activities:
Proceeds from issuance of common stock	1,887	3,812
Taxes paid related to net share settlement of equity awards	(2,003)	(2,673)
Proceeds from borrowings	30,000	—
Net cash provided by financing activities	29,884	1,139
Effect of exchange rate changes on cash and cash equivalents	(563)	74
Net change in cash and cash equivalents	(32,866)	(65,154)
Cash and cash equivalents at beginning of period	150,301	152,095
Cash and cash equivalents at end of period	$117,435	$86,941

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

•
adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017 and first quarter of 2018, and the related ongoing operating lease cost of those facilities recorded under Accounting Standards Codification 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

•
adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;

•
non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;

•
non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;

•
non-GAAP net income (loss) excludes a gain on the sale and license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;

•
non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended March 31,
(in thousands, except per share data)	2020	2019
GAAP net loss	$(63,528)	$(24,365)
Stock-based compensation:
Cost of revenue	503	513
Research and development	3,022	4,677
Sales and marketing	1,717	2,213
General and administrative	2,395	2,382
Total stock-based compensation	7,637	9,785

Acquisition-related costs:
Cost of revenue	1,887	2,082
Total acquisition-related costs	1,887	2,082

Restructuring and other costs:
Cost of revenue	(4)	16
Research and development	(24)	97
Sales and marketing	(19)	103
General and administrative	(17)	87
Total restructuring and other costs	(64)	303

Non-cash interest expense	2,373	2,142
Income tax adjustments	2,082	(118)
Non-GAAP net loss	$(49,613)	$(10,171)

GAAP and non-GAAP shares for diluted net loss per share	147,560	142,601

GAAP diluted net loss per share	$(0.43)	$(0.17)
Non-GAAP diluted net loss per share	$(0.34)	$(0.07)

	Three months ended March 31,
(dollars in thousands)	2020	2019
GAAP gross profit as a % of revenue	32.2%	33.1%
Stock-based compensation	0.4	0.2
Acquisition-related costs	1.6	0.9
Non-GAAP gross profit as a % of revenue	34.2%	34.2%

GAAP operating expenses	$94,541	$100,635
Stock-based compensation	(7,134)	(9,272)
Restructuring and other costs	60	(287)
Non-GAAP operating expenses	$87,467	$91,076

GAAP operating loss	$(56,114)	$(20,288)
Stock-based compensation	7,637	9,785
Acquisition-related costs	1,887	2,082
Restructuring and other costs	(64)	303
Non-GAAP operating loss	$(46,654)	$(8,118)

	Three months ended March 31,
(in thousands)	2020	2019
GAAP net loss	$(63,528)	$(24,365)
Income tax expense	2,399	378
Interest expense, net	4,681	4,083
Depreciation and amortization	5,982	6,850
POP display amortization	1,537	1,931
Stock-based compensation	7,637	9,785
Restructuring and other costs	(64)	303
Adjusted EBITDA	$(41,356)	$(1,035)

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Investor Contact
investor@gopro.com

Media Contact
Christopher Clark
pr@gopro.com